Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports with respect to the financial statements and financial highlights of each of the funds comprising New York Life Investments Funds Trust and New York Life Investment Funds, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Philadelphia, Pennsylvania
August 21, 2025